Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$312,286,280
Realized Trading Gain (Loss) on Swaps	316,354,166
Unrealized Gain (Loss) on Market Value of Futures	(48,342,572)
Unrealized Gain (Loss) on Market Value of Swaps	(22,155,767)
Interest Income	138,464
Total Income (Loss)	$558,280,571

Expenses
Investment Advisory Fee	$1,918,167
Brokerage Commissions	517,918
Tax Reporting Fees	263,500
Legal Fees	136,390
NYMEX License Fee	83,820
SEC & FINRA Registration Expense	31,000
Non-interested Directors' Fees and Expenses	16,785
Audit Fees	13,589
Prepaid Insurance Expense	1,923
Total Expenses	$2,983,092
Net Gain (Loss)	$555,297,479

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/09	$3,777,437,177
Additions (22,100,000 Units)	192,372,507
Net Gain (Loss)	555,297,479

Net Asset Value End of Period	$4,525,107,163
Net Asset Value Per Unit (449,500,000 Units)	$10.07

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502